UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2 TO CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2004 (October 2, 2003)

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16407	13-4151777
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

345 East Main Street, Warsaw, Indiana	46580
(Address of principal executive offices)	(Zip Code)

(574) 267-6131
(Registrant’s telephone number, including area code)

This report amends Item 7 (b) of Amendment No. 1 to the current report on Form 8-K of Zimmer Holdings, Inc. (the “Company”) on December 16, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (b) Pro Forma Financial Information.

     The following sets forth pro forma condensed combined financial information (i) derived from the audited consolidated financial statements of Zimmer Holdings Inc. (the “Company” or “Zimmer”) for the fiscal year ended December 31, 2002 and the unaudited condensed consolidated financial statements of Zimmer for the nine month period ended September 30, 2003 and (ii) derived from the audited consolidated financial statements of Centerpulse AG (“Centerpulse”) for the fiscal year ended December 31, 2002, which have been incorporated by reference into this Current Report on Form 8-K/A, and the unaudited consolidated financial statements of Centerpulse for the nine month period ended September 30, 2003, which have been included in this Current Report on Form 8-K/A. The unaudited pro forma condensed combined balance sheet as of September 30, 2003 is based on the consolidated financial statements of Zimmer and the consolidated financial statements of Centerpulse and has been adjusted to give effect to the Exchange Offers as if they had occurred on September 30, 2003. The unaudited pro forma condensed combined statements of earnings for the year ended December 31, 2002 and the nine month period ended September 30, 2003 are based on the consolidated financial statements of Zimmer and the consolidated financial statements of Centerpulse and have been adjusted to give effect to the Exchange Offers as if they had occurred on January 1, 2002.

     Centerpulse’s consolidated financial statements, from which these pro forma financial statements are derived, were prepared in accordance with International Financial Reporting Standards (“IFRS”), which differ in certain material respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The necessary adjustments have been made within the pro forma financial statements to adjust the Centerpulse financial statements to U.S. GAAP. Significant differences between IFRS and U.S. GAAP, as they currently relate to Centerpulse, include, among other things:

•	IFRS requires goodwill and intangible assets to be amortized over their useful lives while U.S. GAAP only requires the amortization of finite lived intangible assets. U.S. GAAP requires goodwill and other indefinite lived intangibles to be carried at cost without being amortized and requires an impairment test to be performed on an annual basis, with any impairment being immediately recognized as an expense.

•	Under U.S. GAAP, long-lived assets, including intangible assets, are considered impaired if the sum of the undiscounted cash flows expected to result from use and eventual disposition are less than the carrying amount. If the asset is determined to be impaired, a loss is recognized based upon a comparison of carrying amount to either market value or discounted cash flows. Under IFRS, an impairment loss is recognized based upon a comparison of the carrying value to the higher of the net selling price or discounted cash flows expected to result from use.

•	IFRS requires the amount of “in-process research and development” included in the purchase price of acquisitions to be considered a form of goodwill which is amortized over its estimated useful life. U.S. GAAP requires the entire amount of “in-process research and development” to be expensed at the acquisition date.

•	IFRS allows temporary declines in market value of available for sale securities to be recognized in shareholders’ equity or earnings, based upon company policy, while U.S. GAAP requires temporary declines in market value of available for sale securities to be recorded in shareholders’ equity. IFRS requires declines other than temporary declines in market value of available for sale securities previously recognized in earnings, to be reversed through earnings upon recovery while U.S. GAAP only allows such reversals of previously recorded losses upon ultimate sale.

•	IFRS requires an impairment test to be performed for the assets recorded as a result of over-funded pension plans. U.S. GAAP does not permit an impairment to be recorded for over-funded pension plans.

•	IFRS does not require expense recognition for re-pricing or the acceleration of vesting of fixed stock option awards while U.S. GAAP requires that certain modifications to fixed stock option awards result in variable accounting, resulting in compensation expense, from the date of the modifications to the exercise date.

     The Centerpulse consolidated financial statements were prepared in Swiss francs and have been translated to U.S. dollars at the appropriate exchange rates. The pro forma condensed combined statements of earnings only include the continuing operations of Centerpulse acquired by Zimmer, and therefore differ from the historical consolidated financial statements of Centerpulse. Material acquisition and integration expenses and related tax effects directly resulting from the transaction have been excluded from the unaudited pro forma condensed combined statements of earnings. Certain reclassifications were made to the Centerpulse consolidated financial statements to conform them to Zimmer’s presentation.

     The following pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of (i) results of operations and financial position that would have been achieved had the Exchange Offers taken place on the dates indicated or (ii) the future operations of the combined company.

     The acquisition of Centerpulse will be accounted for under the purchase method of accounting. Under this method, the purchase price will be allocated to the assets acquired and liabilities assumed based on fair value. For purposes of this pro forma information, the total purchase price was estimated to be $3,449 million and preliminary estimates were made regarding the fair value of acquired assets and liabilities. The actual fair values may vary from the preliminary estimates. The purchase price was estimated on the basis of cash paid to Centerpulse and InCentive shareholders of $1,187 million, Zimmer shares exchanged of $2,224 million and direct acquisition costs of $38 million

     Certain costs related to the integration of Zimmer and Centerpulse have not been reflected in the pro forma financial information below as the timing and effect of actions associated with integration are as yet uncertain. However, these costs, as further described in the Notes to Unaudited Pro Forma Condensed Combined Statements of Earnings are expected to be significant.

     Operating results for InCentive for the year ended December 31, 2002 and for the nine months ended September 30, 2003 have been excluded from the pro forma financial information as the assets acquired in the Exchange Offers consisted of only Centerpulse registered shares and cash. The effects of the Centerpulse shares and cash acquired by Zimmer in the InCentive Offer have been reflected in the unaudited pro forma condensed combined balance sheet.

     The following pro forma financial information should be read in conjunction with:

•	the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements;

•	Zimmer’s audited consolidated financial statements, related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended December 31, 2002, contained in Zimmer’s Annual Report on Form 10-K and Zimmer’s unaudited condensed consolidated financial statements, related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the nine month period ended September 30, 2003, contained in Zimmer’s Quarterly Report on Form 10-Q; and

•	Centerpulse’s audited consolidated financial statements and related notes for the fiscal year ended December 31, 2002 contained in Centerpulse’s Annual Report on Form 20-F, incorporated by reference into this Current Report on Form 8-K/A, and Centerpulse’s unaudited consolidated financial statements for the nine month period ended September 30, 2003 and related notes included in this Current Report on Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For the Year Ended December 31, 2002
(Dollars in millions, except per share amounts)

			Zimmer and Centerpulse
						Pro Forma
	Zimmer	Centerpulse(a)	Adjustments			Combined
Net Sales	$1,372	$796	$—			$2,168
Cost of products sold	344	227	(1)	(b	)	570

Gross Profit	1,028	569	1			1,598
Research and development	81	47	—			128
Selling, general and administrative	546	415	27	(c	)	988

Operating expenses	627	462	27			1,116

Operating Profit	401	107	(26)			482
Interest expense, net	12	12	12	(d	)	36

Earnings before income taxes and minority interests	389	95	(38)			446
Provision for income taxes	131	14	(13)	(e	)	132

Net earnings before minority interests	258	81	(25)			314
Minority interests	—	1	—			1

Net Earnings	$258	$80	$(25)			$313

Earnings Per Common Share
Basic	$1.33					$1.31
Diluted	$1.31					$1.30
Weighted Average Common Shares Outstanding
Basic	194.5		44.5	(f	)	239.0
Diluted	196.8		44.5	(f	)	241.3

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF EARNINGS
For the Year Ended December 31, 2002

     Centerpulse amounts have been translated into U.S. dollars at a rate of CHF 1.56 = US$1.00, the average daily exchange rate for the year ended December 31, 2002.

U.S. GAAP and Reclassification Adjustments

     (a) Centerpulse’s consolidated financial statements were prepared in accordance with IFRS, which differ in certain material respects from U.S. GAAP. Centerpulse also classified certain costs differently than Zimmer in their consolidated statement of earnings. The following schedule summarizes the necessary material adjustments to conform the Centerpulse consolidated statement of earnings for the year ended December 31, 2002 to U.S. GAAP and to reclassify certain costs to Zimmer’s basis of presentation.

		Centerpulse
		U.S. GAAP
	Centerpulse	and
	Continuing	Reclassification		Centerpulse	Centerpulse
	Operations(i)	Adjustments		Adjusted	Adjusted
	(In millions CHF)				(In millions US$)
Net sales	1,241	—		1,241	$796
Cost of product sold	402	(48)	(ii)	354	227

Gross profit	839	48		887	569
Research and development	73	—		73	47
Selling, general and administrative	539	109	(iii)	648	415
Other operating income	1	(1)	(iii)	—	—
Goodwill amortization	43	(43)	(vi)	—	—
Exceptional operating items	9	(9)	(iii)	—	—

Operating income	176	(10)		166	107
Financial (income)/expense	24	(6)	(iv)	18	12
Other non-operating expense	1	(1)	(iv)	—	—

Income before taxes and minority interests	151	(3)		148	95
Income tax provision (benefit)	27	(5)	(v )	22	14

Net income before minority interests	124	2		126	81
Minority interests	2	—		2	1

Net income	122	2		124	$80

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF EARNINGS — (Continued)
For the Year Ended December 31, 2002

		(In millions CHF)
(i)
Centerpulse consolidated net income from continuing operations (excludes discontinued operations operating income of CHF 229 million, discontinued operations financial expense of CHF 4 million and discontinued operations tax provision of CHF 10 million)

(ii)	U.S. GAAP adjustment for employee benefit expense	8
	Eliminate intangible amortization to reflect U.S. GAAP write-off of in-process research and development	(11)
	U.S. GAAP adjustment for impairment charge on intangible assets	3
	Re-classification of insurance expense to SG&A to conform with Zimmer statement of earnings classification	(20)
	Re-classification of instrument expense to SG&A to conform with Zimmer statement of earnings classification	(28)

		(48)

(iii)	U.S. GAAP adjustment for employee benefit expense	16
	U.S. GAAP adjustment for option re-pricing expense	17
	Re-classification of insurance expense to SG&A to conform with Zimmer statement of earnings classification	20
	Re-classification of instrument expense to SG&A to conform with Zimmer statement of earnings classification	28
	Reversal of non-U.S. GAAP impairment recovery on investment	13
	Exceptional operating items reclassified to SG&A to conform to Zimmer statement of earnings presentation	9
	Other operating income reclassified to SG&A to conform to Zimmer statement of earnings presentation	(1)
	Other non-operating expense and other financial expense reclassified to SG&A to conform to Zimmer statement of earnings presentation	7

		109

(iv)	Other financial expense reclassified to SG&A to conform to Zimmer statement of earnings presentation	(6)
	Other non-operating expense reclassified to SG&A to conform to Zimmer statement of earnings presentation	(1)

		(7)

(v)	Income tax benefit on U.S. GAAP adjustments	(5)
(vi)	Eliminate non-U.S. GAAP goodwill amortization	(43)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF EARNINGS — (Continued)
For the Year Ended December 31, 2002

Other Adjustments

     (b) Reflects the following adjustments to costs of products sold:

Depreciation expense	2
Amortization expense	(3)

(1)

     The purpose of the depreciation expense adjustment is to recognize the additional depreciation expense on the increase in the value of acquired property, plant and equipment. The increase results from the recognition of assets at fair value as of the acquisition date. Refer to note (d) on the Unaudited Pro Forma Condensed Combined Balance Sheet. The depreciation adjustment was calculated by dividing the anticipated step up in value by the remaining useful life of the property, plant and equipment, estimated to be six years.

     The amortization expense adjustment eliminates amortization expense associated with historical values of Centerpulse intangible assets. A new basis is established for the value of Centerpulse intangible assets as of the acquisition date. Refer to note (e) on the Unaudited Pro Forma Condensed Combined Balance Sheet. Amortization of the new basis is reflected in selling, general and administrative expenses. Refer to note (c) immediately following.

     (c) Includes the following adjustments to selling, general and administrative expense:

Amortization expense	32
Depreciation expense	(5)

27

     The amortization expense adjustment reflects amortization expense related to estimated technology, trademark and customer related intangible assets of Centerpulse over periods ranging from seven to thirty years. A new basis is established for the value of Centerpulse intangible assets as of the acquisition date. Amortization expense was determined based on the useful lives of finite lived intangible assets using the straight line method. Refer to note (e) on the Unaudited Pro Forma Condensed Combined Balance Sheet for details of finite lived intangible assets and their useful lives.

     Effective January 1, 2003, Zimmer changed its accounting policy for loaner instruments from an expense based method to an asset based method. See note 4 to Zimmer’s September 30, 2003 Quarterly Report on Form 10-Q for a detailed discussion of the accounting change. The depreciation expense adjustment reflects the impact on Zimmer’s instrument expense, assuming the new asset-based accounting policy had been applied from the beginning of the period.

     (d) Includes the following adjustments:

Elimination of interest expense on existing Centerpulse borrowings replaced by Zimmer borrowings under the $1.75 billion senior credit facility (including amortization of debt issuance costs)	(14)
Elimination of interest expense on existing Zimmer borrowings replaced by Zimmer borrowings under the $1.75 billion senior credit facility (including amortization of debt issuance costs)	(12)
Interest expense under the $1.75 billion senior credit facility on the basis described above ($1,338 million drawn at 2.1 percent)	28
Amortization of debt issuance costs on the $1.75 billion senior credit facility described above	10

12

     Reflects the elimination of $(26) million of interest expense on existing borrowings replaced by estimated interest expense of $38 million on approximately $1,338 million in total debt incurred under the new Zimmer $1.75 billion senior credit facility. Refer to note (h) on the Unaudited Pro Forma Condensed Combined Balance Sheet. The $1.75 billion Zimmer credit facility contains: (i) $400 million 364-day revolving credit facility, (ii) $800 million three-year revolving credit facility and (iii) 550 million five-year term loan facility. Based on Zimmer’s current investment grade rating from Standard and Poor’s and from Moody’s, the applicable interest rate and facility fees under the revolving facilities is LIBOR plus 87.5 basis points, and under the term loan, is LIBOR plus 112.5 basis points. Interest expense was calculated using a weighted average annual interest rate of 2.1 percent, calculated on constant debt levels throughout the year. Interest expense also includes amortization of debt issuance costs. A 1/8 percent change in the annual interest rate would increase or decrease interest expense by approximately $2 million.

     (e) Reflects the income tax effects of adjustments based upon the statutory tax rates in effect for the year ended December 31, 2002.

     (f) The increase in weighted average common shares outstanding for the basic and diluted earnings per share calculations reflects the issuance of 44,538,770 shares of Zimmer common stock issued in the Exchange Offers.

Other transaction related costs

     The objective of the pro forma information provided herein is to provide information about the continuing impact of the Exchange Offers by showing how it might have affected historical operating results if the Exchange Offers had been consummated at the beginning of the most recent full fiscal year. As such, charges directly resulting from the transaction are necessarily excluded from the unaudited pro forma condensed combined statement of earnings. Zimmer expects to incur non-cash charges directly resulting from the transaction as of and within the twelve-month period succeeding the transaction, estimated as follows:

(In millions US$)
In-process research and development	$12
Inventory step-up	96

Total non-cash charges	$108

     Refer to note k) under Notes to Unaudited Pro Forma Condensed Combined Balance Sheet for further description of in-process research and development.

     The step-up of inventories to their respective fair values, as required by SFAS No. 141, results in an increase in cost of products sold as the inventory is sold to third party customers, which is expected to occur within the twelve month period succeeding the transaction.

     Retention payments and other employee related costs, costs for lease terminations, meetings, training, re-branding, integration of information technology systems, and other cash costs are anticipated in connection with the integration of Zimmer and Centerpulse. Pending final management approval of the integration plans, certain costs, estimated to amount to $140 million, are expected to be reported as acquisition and integration expense. Additional costs, estimated to amount to $60 million, are expected to be added to the Centerpulse purchase price in accordance with U.S. GAAP. In addition, the Company expects to incur an estimated $10 to $12 million associated with the ongoing informal SEC investigation of Centerpulse.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2003
(Dollars in millions)

			Zimmer and Centerpulse
						Pro Forma
	Zimmer	Centerpulse(a)	Adjustments			Combined
ASSETS
Current Assets:
Cash and equivalents	$177	$205	$(240)	(l	)	$142
Restricted cash	—	13				13
Accounts receivable, less allowance for doubtful accounts	255	206	—			461
Inventories, net	294	184	96	(b	)	574
Prepaid expenses and other assets	21	37	10	(c	)	68
Deferred income taxes	67	8	(30)	(g	)	45

Total Current Assets	814	653	(164)			1,303
Property, Plant and Equipment, net	338	130	10	(d	)	478
Intangible Assets	—	38	695	(e	)	733
Goodwill	12	452	1,656	(f	)	2,120
Other Assets	50	104	10	(c	)	164
Deferred Income Taxes	30	552	—			582

Total Assets	$1,244	$1,929	$2,207			$5,380

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	70	39	—			109
Income taxes payable	37	22	—			59
Other current liabilities	213	220	—			433
Short term debt	80	314	(137)	(h	)	257

Total Current Liabilities	400	595	(137)			858
Other Long-term Liabilities	99	144	—			243
Deferred Income Taxes	—	15	232	(g	)	247
Long-Term Debt	—	8	1,073	(h	)	1,081

Total Liabilities	499	762	1,168			2,429

Minority Interest	—	8	—			8
Stockholders’ Equity
Common stock	2	279	(279)	(i	)	2
Paid in capital	103	799	1,411	(j	)	2,313
Retained earnings (deficit)	623	53	(65)	(k	)	611
Accumulated other comprehensive income	17	31	(31)	(i	)	17
Treasury stock	—	(3)	3	(i	)	—

Total Stockholders’ Equity	745	1,159	1,039			2,943

Total Liabilities and Stockholders’ Equity	$1,244	$1,929	$2,207			$5,380

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
September 30, 2003

     Centerpulse amounts have been translated into U.S. dollars at the September 30, 2003 exchange rate of CHF 1.32 = US$1.00.

U.S. GAAP and Reclassification Adjustments

     (a) Centerpulse’s consolidated financial statements were prepared in accordance with IFRS, which differ in certain material respects from U.S. GAAP. Centerpulse also classified certain amounts differently than Zimmer in their consolidated balance sheet. The following schedule summarizes the necessary material adjustments to conform the Centerpulse consolidated balance sheet as of September 30, 2003 to U.S. GAAP and to reclassify certain amounts to Zimmer’s basis of presentation.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET — (Continued)
September 30, 2003

		Centerpulse
		U.S. GAAP
		and
		Reclassification		Centerpulse	Centerpulse
	Centerpulse(i)	Adjustments		Adjusted	Adjusted
	(In millions CHF)				(In millions US$)
ASSETS
Current Assets:
Cash and equivalents	271	—		271	$205
Restricted cash	17	—		17	13
Accounts receivable, less allowance for doubtful accounts	272	—		272	206
Inventories, net	299	(56)	(iv)	243	184
Prepaid expenses and other assets	50	—		50	37
Deferred income taxes	—	10	(ii)	10	8

Total Current Assets	909	(46)		863	653
Property, Plant and Equipment, net	171	—		171	130
Intangible Assets	519	(468)	(iii)	51	38
Goodwill	—	597	(iii)	597	452
Investments	81	(81)	(iv)	—	—
Other Assets	—	137	(iv)	137	104
Deferred Income Taxes	728	—		728	552

Total Assets	2,408	139		2,547	$1,929

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	52	—		52	39
Income taxes payable	—	29	(iv)	29	22
Current provisions	153	(153)	(iv)	—	—
Other current liabilities	167	124	(iv)	291	220
Short-term debt	415	—		415	314

Total Current Liabilities	787	—		787	595
Other Long-term Liabilities	20	170	(iv)	190	144
Other Non-current Provisions	170	(170)	(iv)	—	—
Deferred Income Taxes	20	—		20	15
Long-term Debt	10	—		10	8

Total Liabilities	1,007	—		1,007	762
Minority Interest	10	—		10	8
Stockholders’ Equity
Common stock	368	—		368	279
Paid-in capital	998	57	(v )	1,055	799
Retained earnings (deficit)	(12)	82	(vi)	70	53
Currency translation adjustments	41	(41)	(iv)	—	—
Accumulated other comprehensive income	—	41	(iv)	41	31
Treasury stock	(4)	—		(4)	(3)

Total Stockholders’ Equity	1,391	139		1,530	1,159

Total Liabilities And Stockholders’ Equity	2,408	139		2,547	$1,929

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET — (Continued)
September 30, 2003

		(In millions CHF)
(i)	Amounts obtained from Centerpulse’s unaudited consolidated financial statements for the nine month period ended September 30, 2003

(ii)	Income tax effects on U.S. GAAP adjustments	10

(iii)	Reduce goodwill to reflect the U.S. GAAP write-off of in-process research and development (IPR&D)	(128)
	Reverse non-U.S. GAAP intangible impairment charge	178
	Eliminate non-U.S. GAAP goodwill amortization	79
	Goodwill reclassified from intangibles to a separate balance sheet line item to conform to Zimmer balance sheet presentation	468

		597

(iv)	Reclassify various line items to conform to Zimmer balance sheet presentation	—

(v)	Record compensation expense associated with re-pricing and early vesting of stock options under U.S. GAAP	57

(vi)	Effect of above adjustments on stockholders’ equity	139

Other Adjustments

     (b) Reflects the adjustment to state Centerpulse inventory at its estimated fair market value as of the acquisition date in accordance with SFAS No. 141.

     (c) Reflects the capitalization of $20 million of debt issuance costs ($10 million current and $10 million non-current) that will be amortized over the lives of the components of the $1.75 billion senior credit facility.

     (d) Reflects the adjustment to state Centerpulse property, plant and equipment at its estimated fair market value as of the acquisition date in accordance with SFAS 141. Refer to Note (f) below for details on the purchase price allocation, including the step-up in value of Centerpulse property, plant and equipment.

     (e) Intangible assets are adjusted to reflect an estimated allocation of: (i) $275 million to brand assets encompassing the trademarks and trade names of Centerpulse, of which $243 million are considered to have an indefinite useful life and $32 million are expected to have estimated useful lives of approximately 11 years, (ii) $424 million to technology assets comprised of current product technology with an expected useful life of approximately fourteen years and core technology that is expected to have a useful life of approximately nineteen years and (iii) $34 million to customer related intangible assets which represents the value of relationships with customers that are expected to have a useful life of thirty years. The estimated useful lives of the intangible assets were determined based upon the nature and characteristics of each respective asset.

     The adjustments necessary to record Centerpulse intangible assets are as follows:

Eliminates the historical basis in Centerpulse intangible assets	(38)
Record new basis in Centerpulse intangible assets	733

695

     (f) This amount reflects the goodwill resulting from recording the Centerpulse assets acquired and liabilities assumed at their estimated fair values. In accordance with EITF 99-12, “Determination of the

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET — (Continued)
September 30, 2003

Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination”, the fair value of the Company’s common stock issued pursuant to the Exchange Offers was estimated to be $49.93 per share based upon the market price of the Company’s common stock over a reasonable period of time two days before and after the date when sufficient Centerpulse and InCentive shares had been tendered to make the Exchange Offers binding (August 27, 2003). Zimmer common stock is listed on the New York Stock Exchange under the ticker symbol “ZMH’’. The table below summarizes closing market prices for Zimmer common stock for the period indicated above.

Closing Market Price
ZMH
August 25, 2003	$48.76
August 26, 2003	48.89
August 27, 2003	48.72
August 28, 2003	51.55
August 29, 2003	51.74
Average	$49.93

     The number of Zimmer shares issued in the exchange was determined on the basis of the number of Centerpulse common shares and ADRs tendered multiplied by the respective exchange ratios, as follows:

	No. of	Exchange	No. of ZMH
	Shares Tendered	Ratio	Shares Issued
Centerpulse common	11,243,382	3.68	41,395,646
Centerpulse ADRs	8,595,446	.368	3,163,124
Total			44,538,770

     The fair market value of shares issued in the exchange is the product of the average closing price from above multiplied by the number of shares issued, illustrated as follows:

44,538,770 shares x $49.93 = $2.224 billion.

As of the acquisition date, there were less than two thousand Centerpulse options outstanding. The fair value of those options is immaterial.

     The Company completed the preliminary purchase price allocation in accordance with U.S. generally accepted accounting principles. The process included interviews with Company management, review of the economic and competitive environment in which the Company operates and examination of assets and liabilities including historical performance and future prospects. The purchase price allocation was based on information currently available to the Company, and expectations and assumptions deemed reasonable by the Company’s management. The purchase price was estimated and allocated as follows:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET — (Continued)
September 30, 2003

(In millions US$)
Cash paid to Centerpulse and InCentive shareholders	$1,187
Fair value of Zimmer shares exchanged (44,538,770 shares exchanged at $49.93 per share)	2,224
Plus estimated direct acquisition costs	38

Total estimated purchase price	$3,449

Purchase price allocated to:
Net assets of Centerpulse at September 30, 2003	$1,159
Net assets of InCentive (cash) at September 30, 2003	83
Less elimination of historical goodwill and intangible assets	(490)
Add (subtract) fair value adjustments:
Inventory step-up	96
Property, plant and equipment step-up	10
Trademarks and trade names intangible assets	275
Technology based intangible assets	424
Customer related intangible assets	34
In-process research and development	12
Deferred income taxes - current	(30)
Deferred income taxes - long term	(232)
Goodwill	2,108

$3,449

     The following entries are required to recognize new goodwill associated with the acquisition:

Eliminate the historical basis in Centerpulse goodwill	(452)
Record the excess of the purchase price of Centerpulse over the net of the amounts assigned to Centerpulse assets acquired and liabilities assumed	2,108

1,656

     (g) Reflects the income tax effects of the purchase price allocation to acquired tangible and intangible assets, as follows:

Deferred tax liability related to PP&E step-up	3
Deferred tax liability related to inventory step-up	30
Deferred tax liability related to trademark and trade names, technology based and customer related intangible assets	229

262

     Deferred tax liabilities have been estimated related to the difference in book and tax basis in assets established or re-valued in relation to the acquisition of Centerpulse. Statutory tax rates were applied based on the specific taxing jurisdiction of the adjustment.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET — (Continued)
September 30, 2003

     (h) In connection with the Exchange Offers, the Company entered into the following committed financing arrangements: (i) $400 million 364-day revolving credit facility, (ii) $800 million three-year revolving credit facility and (iii) $550 million five-year term loan facility, (collectively, the ''Senior Credit Facility’’). The Company’s Senior Credit Facility was used to fund the cash portion of the Exchange Offers, refinance the existing debt of both the Company and Centerpulse and pay certain closing costs. Effective as of the Closing Date, the Company terminated its $600 million committed, multi-currency revolving senior credit facility. The following adjustments reflect the amounts of short and long term borrowings drawn on the senior credit facility together with the repayment of outstanding Centerpulse and Zimmer debt as of the acquisition date.

Repayment of Centerpulse outstanding debt (Short term)	(314)
Repayment of Zimmer outstanding debt (Short term)	(80)
Borrowings under 364-day revolving credit facility (Short term)	257

(137)

Repayment of Centerpulse outstanding debt (Long term)	(8)
Borrowings under term loan (Long term)	550
Borrowings under three-year revolving credit facility (Long term)	531

1,073

     (i) Reflects the elimination of shareholders’ equity in Centerpulse.

     (j) Reflects an increase in equity of $2,224 million for the fair value of Zimmer shares issued in exchange for Centerpulse shares, offset by estimated costs of $(14) million for registering and issuing the Zimmer shares and elimination of $(799) million of Centerpulse paid in capital.

     (k) Reflects the elimination of Centerpulse’s retained earnings of $(53) million and the allocation of $(12) million to in-process research and development, defined as the value assigned to projects for which the related products have not received regulatory approval and have no alternative future use.

     (l) Reflects $(323) million of Company funds used to fund the Exchange Offers offset by $83 million of cash acquired from InCentive in the Exchange Offers.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For the Nine Months Ended September 30, 2003
(Dollars in millions, except per share amounts)

     Centerpulse’s unaudited consolidated statement of earnings for the nine month period ended September 30, 2003 includes a $90 million provision in selling, general and administrative expense for hip and knee implant litigation, including $45 million in the third quarter.

     Centerpulse’s unaudited consolidated statement of earnings for the nine month period ended September 30, 2003 includes $90 million of acquisition expenses, comprised of: (i) $33 million investment banking fees, (ii) $7 million legal and accounting fees, (iii) $15 million break-up fee, (iv) $29 million of compensation expense related to the accelerated vesting of certain Centerpulse stock options, and (v) $6 million of other acquisition expenses.

     Centerpulse recognized a significant tax benefit for the nine month period ended September 30, 2003. Centerpulse realized $54 million as a result of electing to carry back its 2002 U.S. federal net operating loss for only 5 years versus 10 years, which resulted in more losses being carried forward to future years and less tax credits going unutilized due to the shorter carry back period. The remaining tax benefit primarily results from the operating loss at Centerpulse’s U.S operations and the realization of tax benefits on non-U.S. tax losses.

			Zimmer and Centerpulse
						Pro Forma
	Zimmer	Centerpulse(a)	Adjustments			Combined
Net Sales	$1,199	$688	$—			$1,887
Cost of products sold	292	211	—	(b	)	503

Gross Profit	907	477	—			1,384
Research and development	69	43	—			112
Selling, general and administrative	450	403	24	(c	)	877
Acquisition and integration	3	90	(93)	(d	)	—

Operating expenses	522	536	(69)			989

Operating Profit	385	(59)	69			395
Interest expense, net	3	20	(7)	(e	)	16
Gain on sale of Orquest	—	8	—			8

Earnings before income taxes, minority interests and cumulative effect of a change in accounting principle	382	(71)	76			387
Provision for income taxes	128	(90)	16	(f	)	54

Net earnings before minority interests and cumulative effect of a change in accounting principle	254	19	60			333
Minority interests	—	1	—			1

Net Earnings Before Cumulative Effect of a Change in Accounting Principle	$254	$18	$60			$332

Earnings Per Common Share Before Cumulative Effect of a Change in Accounting Principle
Basic	$1.30					$1.38
Diluted	$1.28					$1.36
Weighted Average Common Shares Outstanding
Basic	196.3		44.5	(g	)	240.8
Diluted	199.1		44.5	(g	)	243.6

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF EARNINGS
For the Nine Months Ended September 30, 2003

Centerpulse amounts have been translated into U.S. dollars at a rate of CHF 1.36 = US$1.00, the average daily exchange rate for the nine months ended September 30, 2003.

U.S. GAAP and Reclassification Adjustments

     (a) Centerpulse’s consolidated financial statements were prepared in accordance with IFRS, which differ in certain material respects from U.S. GAAP. Centerpulse also classified certain costs differently than Zimmer in their consolidated statement of earnings. The following schedule summarizes the necessary material adjustments to conform the Centerpulse consolidated statement of earnings for the nine months ended September 30, 2003 to U.S. GAAP and to reclassify certain amounts to Zimmer’s basis of presentation.

		Centerpulse
		U.S. GAAP
	Centerpulse	and
	Continuing	Reclassification		Centerpulse	Centerpulse
	Operations(i)	Adjustments		Adjusted	Adjusted
	(In millions CHF)				(In millions US$)
Net sales	935	—		935	$688
Cost of product sold	332	(45)	(ii)	287	211

Gross profit	603	45		648	477
Research and development	58	—		58	43
Selling, general and administrative	398	150	(iii)	548	403
Other operating income	4	(4)	(iii)	—	—
Goodwill amortization	29	(29)	(ix)	—	—
Acquisition and integration	—	123	(v )	123	90
Exceptional operating items	199	(199)	(vi)	—	—

Operating income	(77)	(4)		(81)	(59)
Financial (income)/expense	27	—		27	20
Gain on sale of Orquest	—	11	(viii)	11	8
Other non-operating income	1	(1)	(iv)	—	—

Income before taxes and minority interests	(103)	6		(97)	(71)
Income tax provision (benefit)	(117)	(5)	(vii)	(122)	(90)

Net income before minority interests	14	11		25	19
Minority interests	1	—		1	1

Net income	13	11		24	$18

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF EARNINGS — (Continued) For the Nine Months Ended September 30, 2003

		(In millions CHF)
(i)
Centerpulse consolidated net income from continuing operations (excludes gain on sale of discontinued operations of CHF 19 million, discontinued operations operating loss of CHF 1 million and discontinued operations tax benefit of CHF 47 million).

(ii)	Eliminate intangible amortization to reflect U.S. GAAP write-off of in-process research and development	(7)
	U.S. GAAP adjustment for impairment charge on intangible assets	1
	Re-classification of insurance expense to SG&A to conform with Zimmer statement of earnings classification	(18)
	Re-classification of instrument expense to SG&A to conform with Zimmer statement of earnings classification	(21)

		(45)

(iii)	Re-classification of insurance expense to SG&A to conform with Zimmer statement of earnings classification	18
	Re-classification of instrument expense to SG&A to conform with Zimmer statement of earnings classification	21
	Exceptional operating items reclassified to SG&A to conform to Zimmer statement of earnings presentation	116
	Other operating income reclassified to SG&A to conform to Zimmer statement of earnings presentation	(4)
	Other non-operating income reclassified to SG&A to conform to Zimmer statement of earnings presentation	(1)

		150

(iv)	Other non-operating income reclassified to SG&A to conform to Zimmer statement of earnings presentation	1

(v)	Exceptional operating items comprised of acquisition expenses, including investment banking fees, legal and accounting fees and break-up fee, reclassified to acquisition and integration to conform to Zimmer statement of earnings presentation	83
	U.S. GAAP adjustment to record compensation expense based on modification to stock options	40

		123

(vi)	Exceptional operating items comprised of acquisition expenses, including investment banking fees, legal and accounting fees and break-up fee, reclassified to acquisition and integration to conform to Zimmer statement of earnings presentation	(83)
	Exceptional operating items, which is comprised of CHF (123) million hip and knee implant litigation offset by CHF 7 million for ATS Medical settlement and other exceptional items, reclassified to SG&A to conform to Zimmer statement of earnings presentation.	(116)

		(199)

(vii)	Income tax benefit on U.S. GAAP adjustments	(5)

(viii)	U.S. GAAP adjustment to record gain on sale of Orquest investment	11

(ix)	Eliminate non-U.S. GAAP goodwill amortization	(29)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF EARNINGS — (Continued)
For the Nine Months Ended September 30, 2003

Other Adjustments

     (b) Reflects the following adjustments

Depreciation expense	2
Amortization expense	(2)

—

     The purpose of the depreciation expense adjustment is to recognize the additional depreciation expense on the increase in the value of acquired property, plant and equipment. The increase results from the recognition of assets at fair value as of the acquisition date. Refer to note (d) on the Unaudited Pro Forma Condensed Combined Balance Sheet. The depreciation adjustment was calculated by dividing the anticipated step up in value by the remaining useful life of the property, plant and equipment, estimated to be six years.

     This amortization expense adjustment eliminates amortization expense associated with historical values of Centerpulse intangible assets. A new basis is established for the value of Centerpulse intangible assets as of the acquisition date. Refer to note (e) on the Unaudited Pro Forma Condensed Combined Balance Sheet. Amortization of the new basis is reflected in selling, general and administrative expenses. Refer to note (c) immediately following.

     (c) Includes the following adjustment:

Amortization expense	24

Reflects amortization expense related to estimated technology, trademark and customer related intangible assets of Centerpulse over periods ranging from seven to thirty years. A new basis is established for the value of Centerpulse intangible assets as of the acquisition date. Refer to note (e) on the Unaudited Pro Forma Condensed Combined Balance Sheet.

     (d) Reflects the elimination of $93 million of acquisition and integration costs that were expensed in the Zimmer and Centerpulse consolidated financial statements. These costs were primarily related to investment banking fees, legal and accounting fees, break-up fee and compensation expense related to the accelerated vesting of certain Centerpulse stock options.

     (e) Includes the following adjustments:

Elimination of interest expense on existing Centerpulse borrowings to be replaced by Zimmer borrowings under the $1.75 billion senior credit facility (including amortization of debt issuance costs)	(25)
Elimination of interest expense on existing Zimmer borrowings to be replaced by Zimmer borrowings under the $1.75 billion senior credit facility (including amortization of debt issuance costs)	(3)
Interest expense under the $1.75 billion senior credit facility on the basis described above ($1,338 million initial draw, less $257 million maturing within one year, at 2.1 percent)	17
Amortization of debt issuance costs on the $1.75 billion senior credit facility described above	4

(7)

     Reflects the elimination of $(28) million of interest expense on existing borrowings replaced by estimated interest expense of $21 million on approximately $1,081 million in total average outstanding debt ($1,338 million assumed to be incurred at January 1, 2002 less the scheduled maturity of $257 million on the 364-day revolving credit facility) under the new Zimmer $1.75 billion senior credit facility. The $1.75 billion Zimmer credit facility contains: (i) $400 million 364-day revolving credit facility, (ii) $800 million three-year revolving credit facility and (iii) $550 million five-year term loan facility. Based on Zimmer’s current investment grade rating from Standard and Poor’s and from Moody’s, the applicable interest rate and facility fees under the revolving facilities is LIBOR plus 87.5 basis points, and under the term loan, is LIBOR plus 112.5 basis points. Interest expense was calculated using a weighted average annual interest rate of 2.1 percent, calculated on constant average outstanding debt levels throughout the year. Interest expense also includes amortization of debt issuance costs. A 1/8 percent change in the annual interest rate would increase or decrease interest expense by approximately $1 million.

     (f) Reflects the income tax effects of adjustments based upon the statutory tax rates in effect for the nine months ended September 30, 2003.

     (g) The increase in weighted average common shares outstanding for the basic earnings per share calculations reflects the issuance of 44,538,770 shares of Zimmer common stock issued in the Exchange Offers.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF EARNINGS — (Continued)
For the Year Nine Months Ended September 30, 2003

Other transaction related costs

     The objective of the pro forma information provided herein is to provide information about the continuing impact of the Exchange Offers by showing how it might have affected historical operating results if the Exchange Offers had been consummated at the beginning of the most recent full fiscal year. As such, charges directly resulting from the transaction are necessarily excluded from the unaudited pro forma condensed combined statement of earnings. Zimmer expects to incur non-cash charges directly resulting from the transaction as of and within the twelve-month period succeeding the transaction, estimated as follows:

(In millions US$)
In-process research and development	$12
Inventory step-up	96

Total non-cash charges	$108

     Refer to note (k) under Notes to Unaudited Pro Forma Condensed Combined Balance Sheet for further description of in-process research and development.

     The step-up of inventories to their respective fair values, as required by SFAS No. 141, results in an increase in cost of products sold as the inventory is sold to third party customers, which is expected to occur within the twelve month period succeeding the transaction.

     Retention payments and other employee related costs, costs for lease terminations, meetings, training, re-branding, integration of information technology systems, and other cash costs are anticipated in connection with the integration of Zimmer and Centerpulse. Pending final management approval of the integration plans, certain costs, estimated to amount to $140 million, are expected to be reported as acquisition and integration expense. Additional costs, estimated to amount to $60 million, are expected to be added to the Centerpulse purchase price in accordance with U.S. GAAP. In addition, the Company expects to incur an estimated $10 to $12 million associated with the ongoing informal SEC investigation of Centerpulse.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Zimmer Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIMMER HOLDINGS, INC.

By:	/s/ David C. Dvorak

David C. Dvorak
Executive Vice President, Corporate Services
and Chief Counsel

Date: March 31, 2004